Exhibit 10.2

RELEASE

RELEASE, dated as of April 18, 2023 (this “Release”), by and between MSG Entertainment Group, LLC (formerly MSG Sports & Entertainment, LLC and to be renamed Sphere Entertainment Group, LLC) (“Original Guarantor”) and RCPI Landmark Properties, L.L.C., successor-in-interest to RCPI Trust (“Landlord”).

WITNESSETH:

WHEREAS, Landlord and Radio City Productions LLC (“Tenant”) are the present parties to an agreement of lease, dated as of December 4, 1997 (such lease, as modified by (i) First Amendment to Lease dated as of February 19, 1999, (ii) Second Amendment to Lease dated as of November 6, 2002, (iii) Third Amendment to Lease dated as of August 14, 2008, (iv) Fourth Amendment to Lease dated as of January 24, 2011, (v) Fifth Amendment to Lease dated as of July 18, 2018, (vi) Letter Agreements dated as of February 24, 2021, March 25, 2021 and April 29, 2021 and (vii) Sixth Amendment to Lease dated as of July 1, 2021, together with any modifications, amendments, extensions and renewals hereafter, being collectively called the “Lease”), covering space consisting of the Radio City Music Hall and portions of buildings commonly known as 1270 Avenue of the Americas, New York, New York and 50 Rockefeller Plaza, New York, New York (the “Premises”);

WHEREAS, in connection with the Lease, Original Guarantor provided Landlord the Guaranty of Lease dated as of September 18, 2015 (as amended, the “Original Guaranty”);

WHEREAS, on the date hereof, pursuant to a corporate reorganization and as part of a transaction of the type described in Clause B of Section 16.5(a) of the Lease, MSGE Spinco, Inc. (which, upon the Distribution, shall be renamed Madison Square Garden Entertainment Corp.) (“New Guarantor”) has satisfied the requirements of Clause (z) of Section 16.6 and Article 35 of the Lease, including with respect to the delivery to Landlord of a new guaranty in substantially the same form as the Original Guaranty (the “New Guaranty”); and

WHEREAS, Article 35 of the Lease provides that, upon delivery of the New Guaranty by the New Guarantor, Landlord shall execute an instrument of release to release Original Guarantor from any obligations under the Original Guaranty accruing from and after the date of delivery of the New Guaranty.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in satisfaction of the requirements of Article 35 of the Lease, the parties hereto hereby agree as follows:

Section 1 Release of Original Guarantor

As of the effectiveness of this Release pursuant to Section 5 below, and subject to the terms hereof, Original Guarantor is hereby released as guarantor under the Original Guaranty from all obligations arising under the Original Guaranty from and after the date hereof.

Section 2 Further Assurances

Landlord agrees, at the reasonable request of Original Guarantor, to take such further actions and to execute and delivery such further reasonable instruments and documents as are reasonably necessary to carry out the intent of this Release.

Section 3 Governing Law

This Release and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Section 4 Counterparts

This Release may be executed in any number of separate counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart.

Section 5 Effectiveness of Release

This Release shall become effective immediately upon the consummation of the Distribution, as defined in the Draft Information Statement filed as an exhibit to the Registration Statement on Form 10 of New Guarantor and receipt of the New Guaranty from the New Guarantor. If the Distribution has not been consummated by May 31, 2023, then this Release shall have no force or effect.

[Signature Page Follows]

IN WITNESS WHEREOF, this Release has been duly executed as of the day and year first above set forth.

Original Guarantor:

MSG ENTERTAINMENT GROUP, LLC (to be renamed Sphere Entertainment Group, LLC)

By:	/s/ Gautam Ranji
Name: Gautam Ranji
Title: Senior Vice President, Finance

Landlord:

RCPI LANDMARK PROPERTIES, L.L.C.

By:	/s/ Paul A. Galiano
Name: Paul A. Galiano
Title: Senior Managing Director

[Signature Page to RCMH Release]